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                                                                   Exhibit 23(a)


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-55959) and related Prospectus of KeyCorp Capital I and KeyCorp, and to the incorporation by reference therein of our report dated January 13, 1998, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP


Cleveland, Ohio
June 10, 1998